UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2024

 iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive
Bedford, MA 01730
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IRBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.
On November 5, 2024, iRobot Corporation (the “Company”) announced it will implement an operational restructuring plan that is expected to include an overall reduction of approximately 105 employees, which represents 16% of the Company’s global workforce as of September 28, 2024. In connection with this workforce reduction, the Company expects to record restructuring charges of approximately $5.3 million primarily relating to severance packages and related benefits, with the majority of the restructuring charges anticipated in the fourth quarter of 2024. These estimates of the charges that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the actions described above.
Cautionary Statements Regarding Forward-Looking Statements
The disclosure contained in this Current Report on Form 8-K contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the anticipated timing and details of the reduction in workforce and costs associated with the reduction in workforce that the Company expects to incur. These statements are based on current expectations, estimates, and projections about the Company’s business based, in part, on assumptions made by management, and are subject to a number of risks and uncertainties, many of risks and uncertainties relate to matters beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include: possible changes in the expected costs and expenses associated with the reduction in workforce and risks associated with the Company’s ability to achieve the expected benefits of the operational restructuring; and the ability of the Company to retain and hire key personnel. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements and risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2024	iRobot Corporation

By: /s/ Tonya S. Drake
Name: Tonya S. Drake
Title: EVP & General Counsel